EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Reported net loss of $3.3 million and net income of $3.7 million for the three and nine months ended September 30, 2024, respectively
•Adjusted EBITDA of $25.1 million and $87.3 million for the three and nine months ended September 30, 2024, respectively
•Declares quarterly cash dividend of $0.005 per common unit
•On October 3, 2024, entered into a definitive agreement and plan of merger with Martin Resource Management Corporation (“MRMC”) whereby MRMC would acquire all outstanding common units of the Partnership not already owned by MRMC and its subsidiaries

KILGORE, Texas, October 16, 2024 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the third quarter of 2024.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership (the "General Partner"), stated, “I am pleased with the Partnership’s third quarter financial results of $25.1 million in adjusted EBITDA despite the slight miss of $1.3 million when compared to guidance targeting $26.4 million in adjusted EBITDA. During the quarter, the Partnership recorded an additional $1.4 million in expense, when compared to guidance, related to our long-term incentive plans which are tied to the fair market value of our common units. With the exception of the Specialty Products division, financial results were above guidance in all remaining segments when allowing for this additional cost.”

“As we look to the coming months leading up to the potential merger with MRMC, our team will remain dedicated to the execution of our long-term strategy; and focused on enhancing the value we provide to our customers, suppliers, and the communities where we live and where our businesses operate.”

THIRD QUARTER 2024 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Credit Adjusted EBITDA ($M)		Adjusted EBITDA ($M)
	Three Months Ended September 30,
	2024	2023	2024	2023	2024	2023
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Terminalling and Storage	$2.7	$3.1	$8.4	$8.2	$8.4	$8.2
Transportation	8.6	6.7	11.6	9.5	11.6	9.5
Sulfur Services	1.3	2.7	4.2	5.4	4.2	5.4
Specialty Products	3.9	6.0	4.6	6.8	4.6	6.8
Unallocated Selling, General and Administrative Expense	(3.7)	(3.8)	(3.7)	(3.8)	(3.7)	(3.8)
	$12.7	$14.7	$25.1	$26.2	$25.1	$26.2

Terminalling and storage adjusted EBITDA increased $0.2 million, primarily reflecting increased throughput at our shore based terminals, offset by increased employee-related expenses.

Transportation adjusted EBITDA increased $2.1 million, primarily reflecting higher day rates and utilization in our marine division.

Sulfur services adjusted EBITDA decreased $1.2 million, primarily reflecting decreased fertilizer volumes and margins, offset by higher margins in our sulfur division.

Specialty products adjusted EBITDA decreased $2.2 million, primarily reflecting decreased margins in our lubricants and grease divisions coupled with higher employee-related expenses.

Unallocated selling, general, and administrative expense decreased $0.1 million, reflecting reduced overhead expenses allocated from MRMC.

CAPITALIZATION

	September 30, 2024	December 31, 2023
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due February 2027 [1]	$86.5	$42.5
Finance lease obligations	0.1	—
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$486.6	$442.5

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$150.0	$175.0
Revolving Credit Facility - Available Liquidity	$54.4	$109.0
Total Adjusted Leverage Ratio [2]	4.14x	3.75x
Senior Leverage Ratio [2]	0.74x	0.36x
Interest Coverage Ratio [2]	2.23x	2.19x

1 The Partnership was in compliance with all debt covenants as of September 30, 2024 and December 31, 2023.
2 As calculated under the Partnership's revolving credit facility.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Credit Adjusted EBITDA	Net Cash Provided by (Used in) Operating Activities	Distributable Cash Flow	Revenues

Three Months Ended September 30, 2024	$(3.3)	$(0.08)	$25.1	$25.1	$(15.8)	$2.4	$170.9
Three Months Ended September 30, 2023	$3.7	$0.09	$26.2	$26.2	$7.3	$5.0	$176.7

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Credit Adjusted EBITDA

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	3Q 2024 Actual
Net income (loss)	$8.6	$2.7	$1.3	$3.9	$(5.1)	$(14.6)	$(3.3)
Interest expense add back	–	–	–	–	–	14.6	14.6
Income tax expense	–	–	–	–	1.4	–	1.4
Operating Income (loss)	8.6	2.7	1.3	3.9	(3.7)	–	12.7
Depreciation and amortization	3.2	5.7	2.9	0.8	–	–	12.6
Gain on sale or disposition of property, plant, and equipment	(0.1)	–	–	(0.1)	–	–	(0.2)
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	11.6	8.4	4.2	4.6	(3.7)	–	25.1
Less: net income (loss) associated with butane optimization business	–	–	–	–	–	–	–
Plus: lower of cost or net realizable value and other non-cash adjustments	–	–	–	–	–	–	–
Credit Adjusted EBITDA	$11.6	$8.4	$4.2	$4.6	$(3.7)	$–	$25.1

EBITDA, adjusted EBITDA, Credit Adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below tables entitled "Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the third quarter 2024 to the Partnership's adjusted EBITDA guidance for the third quarter 2024.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended September 30, 2024. The distribution is payable on November 14, 2024, to common unitholders of record as of the close of business on November 7, 2024. The ex-dividend date for the cash distribution is November 7, 2024.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

MERGER AGREEMENT WITH MARTIN RESOURCE MANAGEMENT CORPORATION

On October 3, 2024, the Partnership announced that it has entered into a definitive agreement and plan of merger (“Merger Agreement”) pursuant to which MRMC would acquire all of the outstanding common units of MMLP not already owned by MRMC and its subsidiaries (the “Public Common Units”). The Merger Agreement follows the offer made by MRMC in May 2024 to acquire the Public Common Units.

Investors' Conference Call

Date: Thursday, October 17, 2024
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (800) 715-9871
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Third Quarter 2024 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X (formerly known as Twitter).

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) the ability of the parties to consummate the transactions contemplated by the Merger Agreement in the anticipated timeframe or at all, including MRMC’s ability to fund the aggregate merger consideration; risks related to the satisfaction or waiver of the conditions to closing the transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approval and Partnership unitholder approval; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the transaction; and the risk of litigation and/or regulatory actions related to the transaction, (iii) uncertainties relating to the Partnership’s future cash flows and operations, (iv) the Partnership’s ability to pay future distributions, (v) future market conditions, (vi) current and future governmental regulation, (vii) future taxation, and (viii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), Credit Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA, Adjusted EBITDA and Credit Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

We define Credit Adjusted EBITDA as Adjusted EBITDA excluding net income (loss) and the lower of cost or net realizable value and other non-cash adjustments associated with the butane optimization business, which we exited during the second quarter of 2023. Credit Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others to provide additional information regarding the calculation of, and compliance with, certain financial covenants in the Partnership’s Third Amended and Restated Credit Agreement.

The GAAP measures most directly comparable to adjusted EBITDA and Credit Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA and Credit Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Credit Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
ir@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Cash	$56	$54
Accounts and other receivables, less allowance for doubtful accounts of $704 and $530, respectively	70,041	53,293
Inventories	43,037	43,822
Due from affiliates	23,522	7,924
Other current assets	12,156	9,220
Total current assets	148,812	114,313

Property, plant and equipment, at cost	948,185	918,786
Accumulated depreciation	(640,407)	(612,993)
Property, plant and equipment, net	307,778	305,793

Goodwill	16,671	16,671
Right-of-use assets	61,521	60,359
Investment in DSM Semichem LLC	7,624	—
Deferred income taxes, net	10,043	10,200
Other assets, net	2,308	2,039
Total assets	$554,757	$509,375

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$14	$—
Trade and other accounts payable	60,995	51,653
Product exchange payables	—	426
Due to affiliates	1,388	6,334
Income taxes payable	1,315	652
Other accrued liabilities	31,157	41,499
Total current liabilities	94,869	100,564

Long-term debt, net	469,269	421,173
Finance lease obligations	58	—
Operating lease liabilities	44,549	45,684
Other long-term obligations	7,354	6,578
Total liabilities	616,099	573,999

Commitments and contingencies
Partners’ capital (deficit)	(61,342)	(64,624)
Total liabilities and partners' capital (deficit)	$554,757	$509,375

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Terminalling and storage *	$22,562	$22,202	$67,454	$64,744
Transportation *	56,506	55,223	172,489	165,696
Sulfur services	3,477	3,358	10,431	10,073
Product sales: *
Specialty products	67,206	66,695	200,819	277,836
Sulfur services	21,183	29,219	85,102	98,513
	88,389	95,914	285,921	376,349
Total revenues	170,934	176,697	536,295	616,862

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	58,409	56,298	173,192	245,863
Sulfur services *	12,545	19,461	52,178	66,932
Terminalling and storage *	23	23	65	54
	70,977	75,782	225,435	312,849
Expenses:
Operating expenses *	62,363	64,375	191,655	187,857
Selling, general and administrative *	12,494	10,424	32,108	30,043
Depreciation and amortization	12,608	12,223	37,944	37,671
Total costs and expenses	158,442	162,804	487,142	568,420

Gain on disposition or sale of property, plant and equipment	159	811	1,320	1,096
Operating income	12,651	14,704	50,473	49,538

Other income (expense):
Interest expense, net	(14,592)	(14,994)	(42,811)	(45,914)
Loss on extinguishment of debt	—	—	—	(5,121)
Equity in earnings (loss) of DSM Semichem LLC	(314)	—	(314)	—
Other, net	2	17	20	50
Total other expense	(14,904)	(14,977)	(43,105)	(50,985)

Net income (loss) before taxes	(2,253)	(273)	7,368	(1,447)
Income tax expense	(1,066)	(788)	(3,634)	(3,619)
Net income (loss)	(3,319)	(1,061)	3,734	(5,066)
Less general partner's interest in net income (loss)	66	21	(75)	101
Less income (loss) allocable to unvested restricted units	14	4	(14)	16
Limited partners' interest in net income (loss)	$(3,239)	$(1,036)	$3,645	$(4,949)

Net income (loss) per unit attributable to limited partners - basic and diluted	$(0.08)	$(0.03)	$0.09	$(0.13)
Weighted average limited partner units - basic	38,832,222	38,772,266	38,831,064	38,771,451
Weighted average limited partner units - diluted	38,832,222	38,772,266	38,909,976	38,771,451

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:*
Terminalling and storage	$17,785	$18,542	$54,412	$54,121
Transportation	7,975	7,426	24,894	20,214
Product Sales	91	122	343	8,544
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	8,401	9,896	23,342	27,324
Sulfur services	3,014	2,787	8,926	8,139
Terminalling and storage	23	23	65	54
Expenses:
Operating expenses	26,153	25,606	79,077	74,491
Selling, general and administrative	12,215	8,477	27,716	23,549

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2024	39,001,086	$(59,557)	$1,691	$(57,866)
Net loss	—	(3,253)	(66)	(3,319)
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	42	—	42
Balances - September 30, 2024	39,001,086	(62,963)	1,621	(61,342)

Balances - December 31, 2023	38,914,806	$(66,182)	$1,558	$(64,624)
Net income	—	3,659	75	3,734
Issuance of restricted units	86,280	—	—	—
Cash distributions	—	(585)	(12)	(597)
Unit-based compensation	—	145	—	145
Balances - September 30, 2024	39,001,086	$(62,963)	$1,621	$(61,342)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - June 30, 2023	38,914,806	$(65,334)	$1,577	$(63,757)
Net loss	—	(1,040)	(21)	(1,061)
Cash distributions	—	(194)	(4)	(198)
Unit-based compensation	—	37	—	37
Balances - September 30, 2023	38,914,806	(66,531)	1,552	(64,979)

Balances - December 31, 2022	38,850,750	$(61,110)	$1,665	$(59,445)
Net loss	—	(4,965)	(101)	(5,066)
Issuance of restricted units	64,056	—	—	—
Cash distributions	—	(583)	(12)	(595)
Unit-based compensation	—	127	—	127
Balances - September 30, 2023	38,914,806	$(66,531)	$1,552	$(64,979)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$3,734	$(5,066)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,944	37,671
Amortization of deferred debt issuance costs	2,311	3,206
Amortization of debt discount	1,800	1,600
Deferred income tax expense	157	2,322
Gain on disposition or sale of property, plant and equipment, net	(1,320)	(1,096)
Loss on extinguishment of debt	—	5,121
Equity in (earnings) loss of DSM Semichem LLC	314	—
Non cash unit-based compensation	145	127
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(16,748)	19,190
Inventories	591	68,099
Due from affiliates	(15,598)	5,914
Other current assets	(373)	5,282
Trade and other accounts payable	9,867	(24,709)
Product exchange payables	(426)	743
Due to affiliates	(4,946)	(804)
Income taxes payable	663	(204)
Other accrued liabilities	(12,632)	(10,311)
Change in other non-current assets and liabilities	701	(1,020)
Net cash provided by operating activities	6,184	106,065

Cash flows from investing activities:
Payments for property, plant and equipment	(34,058)	(25,294)
Payments for plant turnaround costs	(9,599)	(2,367)
Investment in DSM Semichem LLC	(6,938)	—
Proceeds from sale of property, plant and equipment	953	5,183
Net cash used in investing activities	(49,642)	(22,478)

Cash flows from financing activities:
Payments of long-term debt	(173,000)	(579,197)
Payments under finance lease obligations	(5)	(9)
Proceeds from long-term debt	217,077	510,489
Payment of debt issuance costs	(15)	(14,266)
Cash distributions paid	(597)	(595)
Net cash provided by (used in) financing activities	43,460	(83,578)

Net increase in cash	2	9
Cash at beginning of period	54	45
Cash at end of period	$56	$54

Non-cash additions to property, plant and equipment	$2,418	$2,369
Non-cash contribution of land to DSM Semichem LLC	$1,000	$—

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands, except BBL per day)

Revenues	$24,414	$23,973	$441	2%
Cost of products sold	23	23	—	—%
Operating expenses	14,857	15,078	(221)	(1)%
Selling, general and administrative expenses	1,130	628	502	80%
Depreciation and amortization	5,695	5,102	593	12%
	2,709	3,142	(433)	(14)%
Loss on disposition or sale of property, plant and equipment	(34)	(35)	1	3%
Operating income	$2,675	$3,107	$(432)	(14)%

Shore-based throughput volumes (gallons)	42,242	40,655	1,587	4%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands, except BBL per day)

Revenues	$73,101	$71,798	$1,303	2%
Cost of products sold	65	54	11	20%
Operating expenses	45,414	43,318	2,096	5%
Selling, general and administrative expenses	2,232	1,510	722	48%
Depreciation and amortization	16,819	15,896	923	6%
	8,571	11,020	(2,449)	(22)%
Gain (loss) on disposition or sale of property, plant and equipment	1,063	(359)	1,422	396%
Operating income	$9,634	$10,661	$(1,027)	(10)%

Shore-based throughput volumes (gallons)	130,502	126,438	4,064	3%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues	$60,196	$58,541	$1,655	3%
Operating expenses	45,138	46,465	(1,327)	(3)%
Selling, general and administrative expenses	3,423	2,571	852	33%
Depreciation and amortization	3,182	3,674	(492)	(13)%
	8,453	5,831	2,622	45%
Gain on disposition or sale of property, plant and equipment	130	846	(716)	(85)%
Operating income	$8,583	$6,677	$1,906	29%

Comparative Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues	$183,705	$178,875	$4,830	3%
Operating expenses	139,562	136,940	2,622	2%
Selling, general and administrative expenses	8,150	7,101	1,049	15%
Depreciation and amortization	10,039	11,196	(1,157)	(10)%
	$25,954	$23,638	$2,316	10%
Gain on disposition or sale of property, plant and equipment	496	1,497	(1,001)	(67)%
Operating income	$26,450	$25,135	$1,315	5%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues:
Services	$3,477	$3,358	$119	4%
Products	21,183	29,219	(8,036)	(28)%
Total revenues	24,660	32,577	(7,917)	(24)%

Cost of products sold	15,292	21,972	(6,680)	(30)%
Operating expenses	3,089	3,510	(421)	(12)%
Selling, general and administrative expenses	2,091	1,713	378	22%
Depreciation and amortization	2,937	2,639	298	11%
	1,251	2,743	(1,492)	(54)%
Gain on disposition or sale of property, plant and equipment	3	—	3
Operating income	$1,254	$2,743	$(1,489)	(54)%

Sulfur (long tons)	113	155	(42)	(27)%
Fertilizer (long tons)	29	58	(29)	(50)%
Total sulfur services volumes (long tons)	142	213	(71)	(33)%

Comparative Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues:
Services	$10,431	$10,073	$358	4%
Products	85,103	98,513	(13,410)	(14)%
Total revenues	95,534	108,586	(13,052)	(12)%

Cost of products sold	60,246	74,062	(13,816)	(19)%
Operating expenses	8,773	9,595	(822)	(9)%
Selling, general and administrative expenses	5,111	4,292	819	19%
Depreciation and amortization	8,697	8,072	625	8%
	12,707	12,565	142	1%
Gain (loss) on disposition or sale of property, plant and equipment	(305)	17	(322)	(1,894)%
Operating income	$12,402	$12,582	$(180)	(1)%

Sulfur (long tons)	296	352	(56)	(16)%
Fertilizer (long tons)	165	192	(27)	(14)%
Total sulfur services volumes (long tons)	461	544	(83)	(15)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Products revenues	$67,225	$66,720	$505	1%
Cost of products sold	60,445	58,177	2,268	4%
Operating expenses	30	23	7	30%
Selling, general and administrative expenses	2,135	1,698	437	26%
Depreciation and amortization	794	808	(14)	(2)%
	3,821	6,014	(2,193)	(36)%
Gain on disposition or sale of property, plant and equipment	60	—	60
Operating income	$3,881	$6,014	$(2,133)	(35)%

NGL sales volumes (Bbls)	582	509	73	14%
Other specialty products volumes (Bbls)	91	106	(15)	(14)%
Total specialty products volumes (Bbls)	673	615	58	9%

Comparative Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended September 30,		Variance	Percent Change
	2024	2023
	(In thousands)
Products revenues	$200,888	$277,895	$(77,007)	(28)%
Cost of products sold	179,800	256,898	(77,098)	(30)%
Operating expenses	81	55	26	47%
Selling, general and administrative expenses	5,300	5,287	13	—%
Depreciation and amortization	2,389	2,507	(118)	(5)%
	13,318	13,148	170	1%
Gain (loss) on disposition or sale of property, plant and equipment	66	(59)	125	212%
Operating income	$13,384	$13,089	$295	2%

NGL sales volumes (Bbls)	1,744	3,027	(1,283)	(42)%
Other specialty products volumes (Bbls)	263	280	(17)	(6)%
Total specialty products volumes (Bbls)	2,007	3,307	(1,300)	(39)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Nine Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2024	2023			2024	2023
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,742	$3,837	$(95)	(2)%	$11,397	$11,929	$(532)	(4)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2024 and 2023, which represents EBITDA, adjusted EBITDA, Credit Adjusted EBITDA, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net income (loss)	$(3,319)	$(1,061)	$3,734	$(5,066)
Adjustments:
Interest expense	14,592	14,994	42,811	45,914
Income tax expense	1,066	788	3,634	3,619
Depreciation and amortization	12,608	12,223	37,944	37,671
EBITDA	24,947	26,944	88,123	82,138
Adjustments:
Gain on disposition or sale of property, plant and equipment	(159)	(811)	(1,320)	(1,096)
Loss on extinguishment of debt	—	—	—	5,121
Equity in (earnings) loss of DSM Semichem LLC	314	—	314	—
Lower of cost or net realizable value and other non-cash adjustments	—	—	—	(12,850)
Unit-based compensation	42	37	145	127
Adjusted EBITDA	$25,144	$26,170	$87,262	$73,440
Adjustments:
Less: net loss associated with butane optimization business	—	—	—	2,255
Plus: lower of cost or net realizable value and other non-cash adjustments	—	$—	—	12,850
Credit Adjusted EBITDA	$25,144	$26,170	$87,262	$88,545

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$(15,753)	$7,291	$6,184	$106,065
Interest expense [1]	13,220	13,623	38,700	41,108
Current income tax expense	935	333	3,477	1,297
Lower of cost or net realizable value and other non-cash adjustments	—	—	—	(12,850)
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	22,489	(5,983)	32,128	(98,485)
Trade, accounts and other payables, and other current liabilities	4,032	11,155	7,474	35,285
Other	221	(249)	(701)	1,020
Adjusted EBITDA	25,144	26,170	87,262	73,440
Adjustments:
Less: net loss associated with butane optimization business	—	—	—	2,255
Plus: lower of cost or net realizable value and other non-cash adjustments	—	—	—	12,850
Credit Adjusted EBITDA	25,144	26,170	87,262	88,545
Adjustments:
Interest expense	(14,592)	(14,994)	(42,811)	(45,914)
Income tax expense	(1,066)	(788)	(3,634)	(3,619)
Deferred income taxes	131	455	157	2,322
Amortization of debt discount	600	600	1,800	1,600
Amortization of deferred debt issuance costs	772	771	2,311	3,206
Payments for plant turnaround costs	(2,894)	(1,706)	(9,599)	(2,367)
Maintenance capital expenditures	(5,738)	(5,516)	(17,949)	(19,588)
Distributable cash flow	2,357	4,992	17,537	24,185
Principal payments under finance lease obligations	(4)	—	(5)	(9)
Investment in DSM Semichem LLC	—	—	(6,938)	—
Expansion capital expenditures	(3,903)	(3,444)	(15,584)	(6,126)
Adjusted free cash flow	$(1,550)	$1,548	$(4,990)	$18,050

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.